Exhibit 107

Calculation of Filing Fee Table

Form S-8
(Form Type)

Lisata Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share	457(c) and 457(h)	1,561,109	$3.92	$6,112,047.37	$0.00011020	$673.55
Total Offering Amount					$6,112,047.37		$673.55
Total Fees Previously Paid							-
Total Fee Offsets							-
Net Fee Due							$673.55

(1)          In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)          The number of shares of common stock, par value $0.001 per share (“Common Stock”), of Lisata Therapeutics, Inc. (the “Registrant”) stated above consists of shares of Common Stock available for issuance under the Cend 2016 Equity Incentive Plan, which the Registrant assumed on September 15, 2022 (the “2016 Plan”), and the Lisata Therapeutics, Inc. (formerly Caladrius Biosciences, Inc.) 2018 Equity Incentive Compensation Plan (the “2018 Plan” and, together with the 2016 Plan, the “Plans”). The maximum number of shares which may be sold upon the exercise of such options or issuance of stock-based awards granted under the Plans is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plans.

(3)          This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act. The offering price per share and the aggregate offering price (a) for outstanding options granted under the 2016 Plan are based upon the weighted-average exercise price of such outstanding options, and (b) for shares reserved for future issuance under the 2018 Plan are based on the average of the high and low sale prices per share of common stock on The Nasdaq Capital Market as of October 10, 2022, a date within five business days prior to filing this Registration Statement. The chart below details the calculations of the registration fee:

Securities	Number of Shares	Offering Price Per Share			Aggregate Offering Price
Shares issuable upon the exercise of outstanding options granted under the 2016 Plan	1,227,776	$3.77	(3)(a	)	$4,628,715.52
Shares reserved for future grant under the 2018 Plan	333,333	$4.45	(3)(b	)	$1,483,331.85
Maximum Aggregate Offering Price					$6,112,047.37
Registration Fee					$673.55